EXHIBIT 99.1

$50 MILLION NOTES OFFERING EFFECTIVE FOR ZANETT

New York City, New York February 8, 2005 Zanett Inc. (Zanett) (NASDAQ :
ZANE), announced today that the registration statement it filed on November 15, 2004 with the Securities and Exchange Commission to register up to $50 million in renewable unsecured subordinated notes has gone effective as of February 7, 2005. Zanett intends to issue the notes in maturities that range from three months to ten years.

The notes will be marketed and sold through Minneapolis-based Sumner Harrington Ltd., which is acting as selling agent. For more information on this offering, please refer to the prospectus filed by Zanett, Inc. with the Securities and Exchange Commission.

A written prospectus relating to the offering can be requested from:

Sumner Harrington Ltd.
11100 Wayzata Boulevard, Suite 170
Minneapolis, MN 55305
Telephone: (800) 234-5777

If you would like more information regarding the offering please refer to the website:
www.zanettnotes.com

Zanett, Inc. (www.zanett.com)

Zanett delivers specialized information technology solutions to Fortune-500 caliber companies, middle market companies and large government agencies. Through its innovative business model, the IT Commonwealth, Zanett acquires and manages premier, niche-oriented technology companies that assist clients in managing their business processes more effectively by providing seamless communication solutions including IT and information security services.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as forward looking statements within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc. s filings with the Securities and Exchange Commission.